Exhibit 3.2

                         CERTIFICATE OF AMENDMENT OF THE
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                          OF PLAYBOY ENTERPRISES, INC.

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                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

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      PLAYBOY ENTERPRISES, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

      FIRST: The first paragraph of Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

      "The total number of shares of all classes of capital stock which the corporation shall have authority to issue is Ninety-Two Million Five Hundred Thousand (92,500,000) consisting of: (i) Seven Million Five Hundred Thousand (7,500,000) shares of Class A Common Stock of the par value of One Cent ($.01) per share, (ii) Seventy-Five Million (75,000,000) shares of Class B Common Stock of the par value of One Cent ($.01) per share and (iii) Ten Million (10,000,000) shares of Preferred Stock of the par value of One Cent ($.01) per share."

      SECOND: The foregoing amendment to the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, Playboy Enterprises, Inc. has caused this Certificate of Amendment to be executed by its duly authorized officer this 13th day of May, 2004.

                                  PLAYBOY ENTERPRISES, INC.


                                  By: /s/ Howard Shapiro
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                                      Name: Howard Shapiro
                                      Title: Executive Vice President, Law and
                                             Administration, General Counsel and
                                             Secretary